As filed with the Securities and Exchange Commission on November 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REHABCARE GROUP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
51-0265872
(I.R.S. Employer
Identification No.)

7733 Forsyth Boulevard, 23rd Floor
St. Louis, Missouri 63105
Telephone: (800) 677-1238
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
PATRICIA S. WILLIAMS, ESQ.
Senior Vice President, General Counsel and Corporate Secretary
RehabCare Group, Inc.
7733 Forsyth Boulevard, 23rd Floor
St. Louis, Missouri 63105
(314) 659-2123
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

SCOTT COHEN, ESQ. Weil, Gotshal & Manges LLP 200 Crescent Court, Ste 300 Dallas, TX 75201 Telephone: (214) 746-7700 Facsimile: (214) 746-7700	TODD R. CHANDLER, ESQ. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of securities	Amount to be	aggregate
to be registered	Registered(1)	offering price(1)	Amount of registration fee(2)
Common stock, par value $0.01 per share, with related preferred stock purchase rights	—	$24,040,000	$1,342

(1)	This registration statement relates to the registrant’s registration statement on Form S-3 (Registration No. 333-162406) (the “Prior Registration Statement”). Pursuant to the provisions of Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in the Prior Registration Statement also relates to the securities of up to a maximum aggregate initial offering price of $100,000,000 registered but not sold under the registrant’s registration statement on Form S-3 (Registration No. 333-160574), which became effective on July 29, 2009 (the “July Registration Statement”). The Prior Registration Statement also constitutes a post-effective amendment to the July Registration Statement. Such post-effective amendment became effective concurrently with the effectiveness of the Prior Registration Statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act. In accordance with Rule 462(b) of the Securities and Exchange Commission’s rules and regulations under the Securities Act, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement and the July Registration Statement ($125,000,000) is carried forward to this registration statement and an additional amount of securities having a proposed maximum aggregate offering price of $24,040,000 is registered hereby.

(2)	$1,342 is paid pursuant to this registration statement. The filing fees for the Prior Registration Statement and the July Registration Statement were paid at the time of registration.
     In accordance with Rule 462(b) of the Securities and Exchange Commission’s rules and regulations under the Securities Act, this registration statement incorporates by reference the registrant’s registration statement on Form S-3 (Registration No. 333-162406) and registration statement on Form S-3 (Registration No. 333-160574) to which this registration statement relates, and shall become effective upon filing with the Commission.

INCORPORATION BY REFERENCE
     The registrant hereby incorporates by reference into this registration statement the contents of the registrant’s registration statement on Form S-3 (Registration No. 333-162406), as amended and supplemented to date, filed with the Securities and Exchange Commission on October 9, 2009 and declared effective on October 26, 2009, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, and the registrant’s registration statement on Form S-3 (Registration No. 333-160574), as amended and supplemented to date, filed with the Securities and Exchange Commission on July 14, 2009 and declared effective on July 29, 2009, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
Item 16. Exhibits.
     All exhibits filed with or incorporated by reference into the registrant’s registration statement on Form S-3 (Registration No. 333-162406), as amended and supplemented to date, filed with the Securities and Exchange Commission on October 9, 2009 and declared effective on October 26, 2009, and the registrant’s registration statement on Form S-3 (Registration No. 333-160574), as amended and supplemented to date, filed with the Securities and Exchange Commission on July 14, 2009 and declared effective on July 29, 2009 are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:
5.1	Opinion of Weil, Gotshal & Manges LLP, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Ernst & Young LLP, filed herewith.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on the 12th day of November, 2009.

REHABCARE GROUP, INC. (Registrant)
By:	/s/ Patricia S. Williams
Patricia S. Williams
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the date indicated.

Signature	Title	Date

* John H. Short	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2009

* Jay W. Shreiner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 12, 2009

* Jeff A. Zadoks	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2009

* Harry E. Rich	Chairman of the Board	November 12, 2009

*	Director	November 12, 2009
Colleen Conway-Welch

*	Director	November 12, 2009
Christopher T. Hjelm

*	Director	November 12, 2009
Anthony S. Piszel

*	Director	November 12, 2009
Suzan L. Rayner

* Larry Warren	Director	November 12, 2009

* Theodore M. Wight	Director	November 12, 2009

* By	/s/ Patricia S. Williams
Patricia S. Williams
Attorney-in-fact